Williams Law Group, P.A.
2503 W. Gardner Ct.
Tampa FL 33611
Phone: 813.831.9348
Fax: 813.832.5284
e-mail: wmslaw@tampabay.rr.com
www.gopublicdirect.com

June 11, 2008

Universal Infotainment Systems Corporation
Manny Pavlopoulos, Principal

Via e-mail

Re: Engagement Agreement

Dear Sirs:

We understand that you wish to engage our legal services in connection with assisting you to “Go Public” by securing a qualification for the quotation of your securities on the OTC Bulletin Board.

We will provide legal services in connection with the foregoing, with the transaction being effected and our services related thereto as set forth in the attached ROADMAP TO GOING PUBLIC.

Fees and Costs

Our fee shall be $36,000, payable $12,000 upon commencement of work, $12,000 upon filing of the registration statement, and $12,000 upon effectiveness of the registration statement. In addition, you will issue us upon execution of this agreement an amount of shares equal to .5% [or 50,000 shares assuming 10,000,000 issued and outstanding] of total issued and outstanding shares of common stock at the time the company commences trading [estimated amount to be issued upon execution of this Agreement and adjusted based upon actual number at time trading commences]. Note in the Roadmap the additional $5,000 fee if we are required to prepare a Private Placement Memorandum as part of the transaction. If at any time you terminate this agreement except for my material non-performance, the entire remaining unpaid fee shall become due and payable in full and all prior payments in cash and stock will be retained as fully earned for services rendered.

Please wire all payments due as follows:

WILLIAMS LAW GROUP, P.A.
Account Number: 7522000112
ABA 066009650
Northern Trust Bank, N.A.
Miami, FL

The attached schedule sets forth the principal additional costs you have, although there could be more depending upon specific facts and circumstances related to your transaction.

IT IS OF THE UTMOST IMPORTANCE FOR ME TO KNOW AT ALL TIMES THAT YOU ARE SATISFIED WITH THE SERVICES PROVIDED BY THIS OFFICE. So that there will always be full and open communication between us, and so that we may clearly understand and promptly deal with any concerns you may have about our services, you agree to let us know immediately in writing of any concerns you may have about the services we perform for you or invoices which have been rendered. If you wait to inform us of your concerns until a later time, it may no longer be possible for us to take any meaningful steps to address those concerns. At no time will we make any charge for time spent discussing such matters. REMEMBER THAT TIME IS OF THE ESSENCE IN ADDRESSING ANY SUCH CONCERNS YOU MAY HAVE.

If there are any questions concerning this agreement, please contact the undersigned

If it is agreed that the foregoing sets forth the conditions of our engagement, please sign the extra copy of this letter where indicated and return it.

Sincerely,

/s/ MICHAEL T. WILLIAMS, ESQ.

Michael T. Williams, Esq.

The above is understood and agreed to:

/s/ Manny Pavlopoulos
Universal Infotainment Systems Corporation
Manny Pavlopoulos, Principal

Go Public Direct Cost Estimate Schedule

This schedule sets forth the principal costs you will have in a Go Public Direct transaction, although there could be more depending upon specific facts and circumstances related to your transaction.

EXPENSE	AMOUNT
SEC Accountant	$7,500 (no activity ever) - $100,000+
Edgarization [Conversion of your documents to special SEC filing format.]	$2,500 - $10,000+.
506 Blue Sky Filing Fees for the 506 offering. Remember, we do not do Blue Sky work, so you will have to engage a filing service	Filing fees $0-1,500 per state
SEC filing fee	Less than $1,000, unless you have substantial assets. [.000107 of the total offering amount]
S & P Corporate Manual Listing	Necessary for secondary trading in 38 states.
$6,000 for first year. Additional states can be obtained at a cost of approximately $400 plus filing fees per state.
Transfer Agent/Market Maker	You cannot pay the market maker. You will have to pay the Transfer Agent

As with the accountant, you’ll have to negotiate your fee with the Transfer Agent just as you have to negotiate CPA fees. Initial set up fees are may range from $3,000 to $10,000, but may vary depending upon your situation. On-going costs vary.

Investor Relations/Public Relations Firms	These fees are all over the place. I’d be happy to give you my input if you request.
CUSIP Number	$100